UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: (Date of Earliest Event Reported):

October 4, 2010

SUPERMEDIA INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32939	20-5095175
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2200 West Airfield Drive, P.O. Box 619810, DFW Airport, Texas 75261

(Address of Principal Executive Offices)

(972) 453-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 5, 2010, SuperMedia Inc. (the “Company”) announced that Scott W. Klein resigned as Chief Executive Officer of the Company, and in connection therewith, the Company and Mr. Klein terminated that certain Employment Agreement, dated as of May 30, 2008, between the Company and Mr. Klein, effective October 4, 2010.

On October 4, 2010, the Company appointed (i) Peter J. McDonald as interim Chief Executive Officer, and (ii) Douglas Wheat as the Executive Chairman.

Mr. McDonald, 59, has over 35 years’ experience in the yellow pages industry, most recently as President and Chief Operating Officer of RH Donnelley Corporation (now known as Dex One Corporation) from October 2004 to September 2008.  He has previously held other senior roles in the industry, including Senior Vice President and President of Donnelley Media, President and Chief Executive Officer of SBC Directory Operations (now AT&T Directory Operations), President and Chief Executive Officer of Ameritech Publishing, President and Chief Executive Officer of Dontech Publishing, and General Manager of Donnelley Information Publishing.  Mr. McDonald began his career at National Telephone Directories where he became Vice President and General Manager.  Mr. McDonald has served on a number of boards, including those of RH Donnelly Corporation, CMGI Inc., and the Yellow Pages Publishers Association, where he served as Vice Chairman.

Mr. Wheat, who has served as Chairman of the Board since July 1, 2010, currently also serves as Chairman of AMN Healthcare Services Inc.  He previously served as a director of Playtex Products Inc. from 1995 to 2007, including serving as Chairman from 2004 to 2006.  Among other boards, Mr. Wheat has served as a member of the boards of Dr. Pepper/Seven-Up Companies Inc., Thermadyne Industries Inc., Sybron International Corporation, Smarte Carte Corporation, Nebraska Book Corporation and ALC Communications Corporation. Since 2008, he has served as Managing Partner of Southlake Equity Group (formerly Challenger Equity Group), a private investment firm.  Prior to Southlake Equity Group, he served as Co-Founder and Chairman of Foxbridge Partners, a private equity firm from 2006 to 2007 and as President of Haas Wheat & Partners, a private investment firm specializing in strategic equity investments and leveraged buyouts of middle market companies from 1992 to 2006.  Mr. Wheat also held various leadership and senior management positions at Grauer & Wheat and Donaldson Lufkin & Jenrette Securities Corporation earlier in his career.

In connection with Mr. McDonald’s appointment as interim Chief Executive Officer of the Company, the Company entered into an Interim Employment Agreement with Mr. McDonald on October 4, 2010.  The agreement provides a base salary of $75,000 per month and a potential discretionary bonus of up to $100,000 to be awarded at the sole option and election of the Human Resources Committee of the Company at the end of the interim period.  The foregoing summary of Mr. McDonald’s agreement is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

In connection with Mr. Wheat’s appointment as the Executive Chairman, Mr. Wheat will receive compensation of $20,000 per month of service as the Executive Chairman, which is in addition to other compensation Mr. Wheat is receiving for being a director and Chairman of the Board.

Item 5.03              Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of Directors of the Company approved an amendment to the Company’s Third Amended and Restated Bylaws, to be effective as of October 4, 2010.  The amendment permits a board member who is serving as management on an interim basis to serve in the role of chairman.

The foregoing summary is qualified in its entirety by reference to the text of the Company’s amendment to its bylaws, a copy of which is included as Exhibit 3.2 to this Current Report on Form 8-K.

Item 7.01              Regulation FD Disclosure

On October 5, 2010, the Company issued a press release announcing Mr. Klein’s resignation, the initiation of a search for his successor, and the appointments of Mr. McDonald and Mr. Wheat.  A copy of this press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.2	First Amendment to the Third Amended and Restated By-Laws of the Company, dated as of October 4, 2010

10.1	Interim Employment Agreement, dated October 4, 2010 between the Company and Peter McDonald

99.1	Press Release, dated October 5, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERMEDIA INC.

By:	/s/ Cody Wilbanks
	Name:	Cody Wilbanks
	Title:	Executive Vice President –
General Counsel and Secretary

Date: October 8, 2010

EXHIBIT INDEX

Exhibit No.	Description

3.2	First Amendment to the Third Amended and Restated By-Laws of the Company, dated as of October 4, 2010

10.1	Interim Employment Agreement, dated October 4, 2010 between the Company and Peter McDonald

99.1	Press Release, dated October 5, 2010